EXHIBIT 10.49

[*] Confidential treatment has been requested for the information indicated pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The copy on file as an exhibit omits the information subject to the confidentiality request. Such omitted information has been filed separately with the Commission.


                                                                CableData, Inc.
                                                                On/Line Op & Lic
                                                                Corp No. 027-00
                                                                        -------
                                                                MSO Code   ZKN
                                                                        -------
                                                                Rev. 14 (09/97)


                     ON/LINE OPERATING & LICENSE AGREEMENT

                                    between

                                CABLEDATA, INC.

                            2969 Prospect Park Drive

                        Rancho Cordova, California 95670

                                      and

Customer   KNOLOGY HOLDINGS, INC.
        ------------------------------------------------------------------------


Principal Office Address   312 WEST 8TH STREET
                        --------------------------------------------------------


City   WEST POINT                                    State   GA     Zip  31833
    -------------------------------------------------      ---------    --------


CableData, Inc. (hereinafter called "CableData"), a California corporation, agrees to provide Customer and Customer agrees to subscribe exclusively to the services and products offered through CableData's proprietary DDP FINANCIALS AND ON/LINE APPLICATIONS SOFTWARE (hereinafter collectively call "Software") and the constituent Software, products and services (hereinafter individually called "Product" and collectively call "Products") for all Customer Cable Systems listed in Attachment A, subject to the following terms and conditions:

1.       TERM OF AGREEMENT

         1.1  The initial term of this Agreement shall be for a period of sixty
              (60) months, commencing on the date of full execution of this Agreement. After the initial term, this Agreement shall be automatically renewed for one (1) year periods unless either party hereto provides to the other written notice of intent not to renew at least one hundred eighty (180) days prior to the expiration date of the initial term or succeeding terms, if any.

2.       LICENSE

         2.1 For each Software Product requested by Customer, CableData grants to Customer a non-exclusive, nontransferable license, without right of sublicense, to use, perform, or execute such Product or portions thereof solely for Customer's own use at the Computer Facilities or Remote Sites designated in Attachment A of this Agreement. Customer may, at its option from time to time by giving CableData prior notice, request to add new Computer Facilities, Remote Sites, or Products and services; CableData may then add such new sites to Attachment A and such Products and services and the prices therefor to Attachment B.

         2.2 Any use of the Product at other than the designated installation address(es) set forth in Attachment A will require the extension of the licenses herein granted for each additional installation address. Such extension(s) shall be made by amendment to Attachment A upon written request by Customer and approval by CableData of the additional installation address(es), which approval shall not be unreasonably withheld. If Customer temporarily is unable to use the Product at the designated Computer Facility or Remote Site because of conditions beyond Customer's control, the affected license may be temporarily extended, upon prior approval by CableData, to permit Customer to use the Product at another designated Computer Facility.

         2.3 The license granted herein for each Product specified in Attachment B shall be effective on the installation date of, or conversion date to, the Product and shall continue through the end of the term, including any renewal terms as set forth in Paragraph 1.1, subject to the provisions of Section 12 and 19.

         2.4 THIS AGREEMENT COVERS CABLEDATA'S APPLICATIONS SOFTWARE AND DOES NOT COVER COMPUTER OPERATING SYSTEM SOFTWARE. NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IS MADE WITH RESPECT TO TANDEM OR OTHER OPERATING SYSTEM SOFTWARE. WITH RESPECT TO ANY TANDEM SOFTWARE PROVIDED TO CUSTOMER BY CABLEDATA, CUSTOMER IS EXPRESSLY BOUND BY THE TANDEM SUBLICENSE TERMS AND CONDITIONS ATTACHED HERETO.

     3.  PRE-CONVERSION TRAINING

         3.1 CableData will provide the standard initial training program for Customer's employees at CableData's Education Center. The initial training is included in the Conversion Fee and will consist of the following classes required by CableData, or such other classes as CableData may require in connection with the initial conversion to CableData's Software: Fundamentals, System Management, Special Money Processing, On-line Reports, DDP Financial Parameters, DDP Financial Reports and, if applicable, Operations. The standard initial training program will be provided as part of the Conversion Fee to no more than two (2) of Customer's employees per class and must be completed no later than four (4) months after Customer's first bills on CableData. Equipment and materials used in the instruction are provided by CableData.

         3.2 Customer is responsible for all transportation to and from CableData's Education Center, lodging and food for Customer's employees that attend the CableData training.

         3.3 Customer agrees to send qualified employees who will be fulfilling System-related job roles to those classes designed for their job roles before the conversion, in accordance with the job roles and the required classes defined by CableData. In the event the employee does not fulfill the requirements of the class, Customer agrees to provide a replacement and said replacement will attend the required class(es) before conversion.

     4.  CONVERSION TO THE SOFTWARE

         4.1 For Exclusive systems, CableData will install the Software Products requested by Customer on Customer's equipment in consideration of Customer's payment of the relevant conversion fee and reasonable travel and expense reimbursement. For Inclusive systems, Software Products are installed on CableData equipment.

         4.2 CableData will provide, at time of conversion, a standard on-site orientation program for Customer's employees at the designated Computer Facility(ies) as set forth in Attachment A. The on-site orientation is included in the Conversion Fee. In the event Customer requests on-site training at Remote Sites, such additional training will be provided at then current price.

         4.3 CableData will convert Customer's data and initialize data on the Software. In the event data is not in a defined computer format and available on magnetic tape, 9-track 1600/6250 bpi, then an additional charge is applicable. CableData's services to convert and initialize Customer's data shall include all reasonable actions necessary to make such data compatible with the Software and the Product, including reformatting of such data if needed.

         4.4 CableData will provide one complete set of reference documentation at no charge. Customer can purchase additional copies at then current prices.

     5.  CABLEDATA'S CUSTOMER SUPPORT FOR CABLEDATA APPLICATIONS SOFTWARE

         5.1 CableData will provide telephone Software support for Customer for the duration of this Agreement.

         5.2 Customer support telephone calls to CableData's service center will be handled immediately or returned within sixty (60) minutes by a qualified CableData employee. Customer must provide qualified individuals in Customer's Cable System(s) who have attended CableData's relevant classes, with whom CableData will deal. Customer will be required to maintain a level of expertise to properly utilize the Software during the term of this Agreement.

         5.3 Excluded from Software support under this Agreement for Exclusive systems are (a) operational procedures for loading and shutting down the computer system; (b) setting computer operating system command parameters; (c) nightly procedures for database backup and file maintenance; (d) defining whether any problems are hardware or Software-based; (e) database recovery necessitated by an operating system software or operational problem; (f) balancing file allocation and disk space management; (g) operational procedures to support lockbox, cutoff, and Transmit-X; and (h) conducting performance analysis of the computer system. These operational support services are available at CableData's then current prices.

         5.4 The telephone Software support provided under this Agreement covers only CableData applications Software licensed hereunder and does not include support of any computer operating system software (such as Tandem's operating software).

     6.  USE OF THE SOFTWARE BY CUSTOMER

         6.1 Customer will be responsible for determining the appropriate uses to be made of the Products and establishing the features through the setting of Product parameters.

         6.2 Customer will utilize the Software as set forth in the Software documentation.

         6.3 Customer is not authorized to make modifications to the Software. Should Customer make such modifications, CableData will not be responsible for repair of database, support of any Software as modified, or for the compatibility of such modified Software with any equipment, with the unmodified Software or with any future Software releases.

         6.4 CableData is not responsible for any changes to Customer's database caused by Customer or any third party. Any repair or regeneration of database damaged by Customer or third party will be undertaken by CableData upon request at CableData's then-current rates, but CableData does not warrant that such repair or regeneration will be successful.

     7.  ON-GOING TRAINING

         7.1 Customer can purchase additional instruction at then current prices for all classes taught at CableData's Education Center. Customer can also purchase customized on-site training at then current prices. Customer is responsible for all transportation to and from CableData's Education Center, lodging and food for Customer's employees that attend the CableData training.

     8.  CHANGES TO THE SOFTWARE BY CABLEDATA

         8.1 CableData reserves the right to make changes, updates and enhancements to the existing Software as determined by developments in the industry. CableData may modify its charges to Customer to reflect the new services, updates and enhancements and the cost thereof. It is understood that Customer shall not, without its prior written approval, be obligated to convert to such modified Product if such conversion would substantially increase Customer's obligations under this Agreement.

         8.2 CableData may, during the term of this Agreement, add new Products at prices to be published at the time of introduction. Customer may elect such new Products as set forth in Section 2.

         8.3 CableData is not responsible for the inability of any software or other product purchased or licensed from third parties to function because of changes to CableData Software.

         8.4 At Customer's request, custom modification to the Software will be made by CableData at the discretion of CableData and at Customer's expense. Such custom modifications shall belong exclusively to CableData. If such modification(s) increases CableData's processing costs, Customer agrees that the prices for the Products may be increased because of such modification(s).

         8.5 Customer agrees that CableData will have the right to levy charges for services resulting from Customer's modification of the Software or for Customer's failure to utilize current procedures.

         8.6 CUSTOMER AGREES THAT CABLEDATA WILL HAVE THE RIGHT TO LEVY A SOFTWARE SUPPORT SURCHARGE (ADDITIONAL CHARGE) IN THE EVENT CUSTOMER IS TWO OR MORE MAJOR SOFTWARE RELEASES BEHIND THE CURRENT SOFTWARE RELEASE. As used herein, a "Major Software Release" means release by CableData to its customer base of a version of the Software which contains (i) a major revision in database structure or design; or (ii) modification of more than 50 application programs; or (iii) changes made pursuant to 100 or more SARs (Software Assistance Requests) or DCRs (Database Change Requests); or (iv) addition or modification of two or more major components or schemes (i.e. rate codes, collections).

     9.  DATA PROCESSING, REPORTS AND STATEMENT PRODUCTION SERVICES

         9.1 WITHIN THIRTY (30) DAYS OF EXECUTION OF THIS AGREEMENT, CUSTOMER MUST PROVIDE TO CABLEDATA A CUTOFF SCHEDULE AGREEABLE TO CABLEDATA FOR THE SUCCEEDING TWELVE (12) MONTH PERIOD FOR EACH CUSTOMER CABLE SYSTEM UNDER THIS AGREEMENT, AND CUSTOMER MUST UPDATE SUCH SCHEDULE(S) EACH NOVEMBER FOR THE FOLLOWING CALENDAR YEAR.

         9.2 Transmission of all data to and from CableData shall be via telecommunications (including, but not limited to Transmit-X) or shipment of tape(s) and shall be at Customer's expense.

         9.3 The normal turnaround time for a processing cycle of any file update at the billing facility used by CableData (International Billing Services, Inc.), defined as the elapsed time between the complete receipt of usable data transmission, or tape(s), and the return transmission of processed data, or tape(s), is an average of sixty (60) hours over twelve (12) consecutive processing cycles.

              Statement production will be completed within twenty-four (24) hours of the successful completion of the cycle update and transmission of processed data back to the customer and the approval to proceed with statement production by the customer.

         9.4 In the event Customer requests special processing, CableData may, at its discretion, increase this turnaround time by an additional twenty-four (24) to forty-eight (48) hours. In no event should turnaround time exceed one hundred eight (108) hours except in the case of force majeure or delays caused by Customer.

         9.5 Customer reports and Customer billing statements and other products shall be provided in accordance with options selected by Customer.

10. PRICE

         10.1 The Price Schedule for utilizing the Software and Products selected by Customer is set forth in Attachment B. Such prices (exclusive of any discounts) shall be subject to increase upon forty-five (45) days' prior notice, provided however that the percentage of such increase or increases shall not exceed the percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) published by the U.S. Department of Labor
                  (a) from the date of last general price increase upon which the prices in Attachment B were based (b) to the date of price increase under this Agreement. Prices for all CableData products and services ordered and used by Customer but not set forth in Attachment B shall be the prices in effect on the date of use of the product or service, including any adjustments to such prices that CableData may from time to time make.

         10.2 Current prices for the paper component of forms and envelopes are set forth in Attachment B. These prices will be adjusted monthly to reflect fluctuations in the actual price index for relevant paper products. The initial invoice will reflect cumulative changes in paper prices from the date on which Customer's contractual pricing was established, as set forth in Attachment B (the "Base Date and Index(es)"), to the first date of production of Customer's statements. On an ongoing basis, each month's changes in paper pricing will be applied to the following month's invoices.

                  Paper prices will increase or decrease on the basis of a monthly aggregated index that reflects, on a weighted basis, Customer's usage of paper products (i.e., forms and envelopes). The index, which will be provided to CableData by its statement production vendor, will compare weighted daily averages of the appropriate indexes, based on the published prices of the leading paper mills, to the weighted daily averages for the preceding month. The applicable indexes for forms and envelopes, and the relative weight given to each index for the purpose of calculating the monthly aggregated index, are set forth in Attachment B. In the event that there is a change in the availability, or Customer's usage, of paper products, CableData reserves the right to modify the indexes to reflect such changed circumstances.

         10.3 In order to be eligible for Inclusive Bundled Price and Inclusive Package Bundled Price, the Cable System must have not less than 20,000 Subscribers.

         10.4 The following definitions are applicable to, and incorporated in, Attachment B:
                  a. "Computer Facility" means a single Customer cable property location where the Processors are located.
                  b. "Remote Site" means a Customer cable system(s) operating by telecommunications from Customer's or CableData's Computer Facility.
                  c. "Corp(s)" means Customer cable system(s) identified by a unique corp-city number as set forth in Attachment A.
                  d. "Subscribers" or "Subs" means the number of historical ledger records produced (including all active and inactive subscribers with a balance or a transaction).
                  e. "Update" means the processing of Customer's DDP Financials master file for the purpose of updating some or all of the Subscriber records on that master file.
                  f.  "Processor" means the central processing unit, memory and addressable peripherals on which the Software functions.
                  g.  "Multiple System Operator" or "MSO" means a cable operator owning or managing not less than four (4) cable systems
                      using CableData with an aggregate Subscriber count on CableData in excess of one hundred thousand (100,000).

         10.5 Printing and graphics, inserts, supplies and other materials and services not listed in Attachment B shall be available at then current CableData prices. Said prices are subject to change without notice. Customer may purchase such forms, supplies, and materials from other vendors, provided materials which impact the statement production process (including inserts) or the Software meet CableData's reasonable specifications necessary to ensure proper operation.

         10.6 Customer agrees that CableData will have the right to charge in accordance with the CableData's then current prices for special projects requested by Customer and performed for Customer by CableData that are outside the scope of day-to-day customer service.

11.      TAXES

         11.1 Customer shall pay, or reimburse, CableData for any tax or assessment, including but not limited to, all sales, use, rental, property, gross receipts, excise, or other taxes, duties, or charges imposed by any government body or agency or subdivision thereof (collectively "governmental body") by virtue of CableData's sale of tangible or intangible property or the provision of services pursuant to the terms of this Agreement. Customer shall pay to CableData appropriate governmental body, as the case may be, such tax or assessment within thirty
               (30) calendar days of the date of the invoice by CableData or the date on which Customer received notice of such requirement from the applicable governmental body, whichever is earlier. Customer shall be responsible for any fines, penalties, or interest assessed if such charges are the result of actions taken by CableData at the written direction of the Customer.

         11.2 Notwithstanding the provisions of Section 11.1, Customer shall not be responsible for paying or reimbursing CableData for corporate franchise tax, capital tax, net worth tax, or taxes measured by reference to CableData's net income.

12.      PAYMENT TERMS

         12.1 CableData shall invoice Customer monthly for services and products, postage prepayment, taxes and other charges. Postage prepayment will be billed as set forth in Section 13. All other fees and charges for products and services, unless otherwise noted, shall be billed in arrears.

         12.2 Standard payment terms are net cash, without discount, due and payable within thirty (30) days from the date of the invoice. In the event that Customer does not render full payment of all undisputed amounts within thirty (30) days of the date payable, CableData may, after notifying Customer, cease any and all services until such account is brought to current status.

         12.3 If Customer fails to pay any charges when due and payable, Customer agrees that CableData will have the right to invoice and Customer will pay a late payment service charge of 1.5 percent per month, but not in excess of the lawful maximum, on the past due balance, excluding bona fide disputed charges.

         12.4 In the event that Customer should dispute a particular charge, Customer will notify CableData's Accounting Department in writing of the disputed charge and the reason of the dispute. CableData will attempt to resolve such dispute as soon as possible. In all events, Customer is obligated to pay all undisputed charges on each invoice when due. Charges not disputed by Customer in writing within three (3) months of invoice date shall be final and non-disputable.

13.      POSTAGE

         13.1 Customer agrees to prepay Customer's postage for billing statements no later than one (1) week prior to Customer's cutt off date. Customer shall remit to CablaData an amount equal to the number of Customer's current month Subscribers multiplied by an average postage rate. This amount will be adjusted to actual postage on the following month's invoice. This amount will be indicated on the postage invoice mailed to Customer at least fifteen (15) days prior to the due date. In the event Customer does not prepay postage, as set forth above, CableData reserves the right to hold Customer's billing statements until sufficient postage prepayment is received.

         13.2 In the event of an increase in U.S. postage rates, postage prepayment shall be increased by the amount of such postage rate increase.

         13.3 Customer's postage payments may be subject to audit by the U.S. Postal Service. In the event that such an audit reveals a discrepancy between amounts paid and amounts actually due for postage, Customer will reimburse CableData for any payment deficiencies for which it is liable ad CableData will refund any excess payments due to Customer.


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
14. NON-DISCLOSURE OBLIGATIONS

         14.1 CableData agrees that all information disclosed by Customer during performance of this Agreement shall be considered proprietary, to be held in confidence and used only in performance of this Agreement. No information provided by Customer under this Agreement shall be duplicated or furnished to another party without prior written consent of Customer except as required by law. CableData will exercise the same standard of care to protect Customer's proprietary data as is used to protect its own proprietary data from unauthorized disclosure.

         14.2 Customer understands the proprietary nature of the Software designed and developed solely by CableData. Customer agrees to exercise similar care to prevent unauthorized disclosure of any information that could be injurious to the business operations and welfare of CableData. Customer further acknowledges that the Software and Products of CableData are provided in confidence and are trade secrets of CableData and will be so protected by Customer. Customer agrees to maintain the Products in confidence and not to disclose any portion of the Products to any third party, and to utilize its best efforts to protect the contents of the Products or any part thereof from unauthorized disclosure by its agents, employees or representatives. Customer agrees to take appropriate action, by notice to its employees and all others who are permitted access to the Products, to satisfy its obligations under this Agreement.

15. TITLE

         15.1 Customer recognizes and agrees that, during the term of this Agreement and thereafter, title to, ownership of, and all proprietary and intellectual property rights in the Products licensed under this Agreement, and all copies and derivative works thereof, will at all times remain in CableData. Customer agrees to use the Products only as provided in this Agreement. The existence of a copyright notice shall not cause, or be construed as causing, a Product to be a published copyrighted work or to be in the public domain. Customer agrees that it will not make or have made any more copies of the Products or any part(s) thereof than are necessary for the use hereunder by Customer and that it will cause such copies upon reproduction to have the same copyright or proprietary legends that appear on the Products or any part(s) thereof. Customer recognizes that certain parts of the Products may have been copyrighted by CableData or by third parties. Customer agrees that it will affix to any and all reproductions of those parts of the Products which are copyrighted, the form of copyright notice indicated by CableData and/or third parties.

16. LIMITATION OF REMEDY

         16.1 CableData agrees that it will maintain, in machine readable form, in off-site premises, a duplicate copy of Customer's master file as most recently updated, to enable regeneration of the DDP Financials master file data in the event of loss of such items due to machine failure, conduct of CableData's employees, fire or other calamity at CableData's International Billing Services facility. Customers on Exclusive systems agree to maintain duplicate backup tapes as provided for in the Software in the event of loss of such items due to the reasons stated above.

         16.2 CableData's liability for loss of any Software data or materials shall be limited to the replacement or regeneration of the lost items by the method or means deemed most suitable by CableData.

         16.3 Neither CableData nor Customer shall be considered in default due to any failure in performance of this Agreement, in accordance with its terms, should such failure arise out of causes beyond their control and without their fault or negligence.

         16.4 In the event of an error or omission, whether human or mechanical, on the part of CableData or its employees, CableData may elect to reprocess the data at no extra cost to Customer to correct said error or omission. CableData's liability to Customer for any losses or damages, direct or indirect, arising out of this Agreement shall not exceed the total amount billed or billable to Customer for the performance of the particular task which gave rise to the loss or damage. CableData shall not be liable for any special or consequential damages in any event.

         16.5 EXCEPT AS PROVIDED IN THIS SECTION 16, NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IS MADE WITH RESPECT TO THE PRODUCTS AND SERVICES PROVIDED HEREUNDER.

    17.  INSPECTION

         17.1 It is understood that Customer may inspect all work being performed under this Agreement to the extent practical at all reasonable times and places. However, it is also understood that such inspections by Customer shall not be performed in any way that shall unduly delay the work being performed. Reasonable facilities and assistance shall be provided for Customer's inspection if any inspection is made by Customer on the premises of CableData. Such facilities and assistance shall be provided without extra charge. However, should Customer perform inspection at a place other than the premises of CableData, such inspection shall be at the expense of Customer.

    18.  INFRINGEMENT

         18.1 CableData warrants that the Products and all components thereof, and their use in the manner contemplated by this Agreement, do not and will not infringe any United States patent or copyright. If any action is instituted against Customer based upon a claim that the Products or any component or use thereof infringe a United States patent or copyright, CableData shall, for and on behalf of Customer, defend and indemnify such action at CableData's expense, provided Customer promptly notifies CableData in writing of said action and CableData has sole control of the defense and any settlement negotiations.

               CableData shall have no liability to Customer for any infringement action or claim which is based upon or arises out of:

                 a. Any modification of the Products by Customer without the express written permission of CableData; or

                 b. Any use of the Products in combination with any other
                    system, equipment or software which is not furnished by CableData or approved by CableData in writing.

         18.2 If any action is instituted against CableData based upon a claim that any materials such as artwork or inserts provided by Customer to CableData infringe a United States patent, copyright or trademark, Customer shall, for and on behalf of CableData, defend and indemnify such action at Customer's expense, provided CableData promptly notifies Customer in writing of said action and Customer has sole control of the defense and any settlement negotiations.

     19. TERMINATION

         19.1 Notwithstanding any other provision herein, CableData will have the right to terminate this Agreement or all or any licenses granted herein if Customer fails to comply with any of its material obligations under this Agreement. Should CableData elect to exercise this right to terminate for nonperformance, it must be done in writing specifically setting forth those items of nonperformance. Customer will then have fifteen (15) days from receipt of notification to remedy the items of nonperformance. Should Customer fail to correct these items of nonperformance, then CableData shall have the right to enter upon Customer's premises to repossess and remove any CableData-owned or licensed Products. In addition, CableData's termination of this Agreement or such taking of possession shall be without prejudice to any other remedies CableData may have, including, without limitation, all remedies with respect to the unperformed balance of this Agreement; provided, however, that if Customer has not made payment of the fees or charges due hereunder and such nonpayment continues after thirty (30) days' prior written notice by CableData, CableData may then terminate this Agreement or any license granted herein.

         19.2 Upon expiration of the term (including any extensions thereof) of this Agreement or upon the termination of this Agreement or of any license granted hereunder for any reason, all rights of Customer to use the Products will cease and Customer will immediately (i) grant to CableData access to its business premises and the Products and allow CableData to remove the Products, (ii) purge all copies of all Products from all computer processors or storage media on which customer has installed or permitted others to install such Products, and
                  (iii) when requested by CableData, certify to CableData in writing, signed by an officer of Customer, that all copies of the Products have been returned to CableData or destroyed and that no copy of any Product remains in Customer's possession or under its control.

         19.3 CableData will, within ten (10) days after termination of this Agreement, return Customer's most recent fixed master(s), provided Customer has paid in full the fee for the fixed master(s) and all outstanding monies owed. In the event there are outstanding balance due, CableData may withhold master file data until said balance are paid in full.

         19.4 Any termination pursuant to this Section 19 shall be in writing to the address of the other party as indicated on the first page of this Agreement or to such other address as the other party may, by prior written notice, have specified.

20. GENERAL

         20.1 The parties agree that in the event it is necessary to employ attorneys to enforce the terms of this Agreement, the prevailing party in any lawsuit shall be entitled to an award of reasonable attorneys' fees and court costs.

         20.2 This Agreement may not be assigned without prior written mutual consent of Customer and Cable Data.

         20.3 this Agreement may be amended only by an instrument in writing, executed by Customer and CableData.

         20.4 No failure on the part of either party to this Agreement to exercise its rights hereunder shall be, or operate as, a waiver, release or relinquishment of any rights or powers conferred under this Agreement. No provision of this Agreement shall be deemed waived, amended or modified unless such waiver, amendment or modification is in writing and signed by the party against whom it is sought to enforce the waiver, amendment or modification.

         20.5 This Agreement will be governed in all respects by the laws of the State of California and Customer hereby agrees to the venue and jurisdiction of the courts in Sacramento, California.

         20.6 The headings of the several paragraphs are for convenience of reference only and are not intended to be part of, or affect the meaning or interpretation of, this Agreement.

         20.7 This Agreement and Attachments represent the entire agreement between the parties and supersede and replace all prior oral and written proposals, communications and agreements with regard to the subject matter hereof between Customer and CableData.

         20.8 Section 14 (Nondisclosure), Section 15 (Title), and Section 16 (Limitation of Remedy) shall survive the termination of this Agreement.

         20.9 Except for invoices and billing related communications, any notice required or permitted to be given hereunder by either party to the other shall be in writing and shall be deemed given when addressed as set forth on the first page of this Agreement to the attention of an officer of the party and (1) hand delivered or (2) sent by facsimile transmission or (3) sent by first class or certified, postage prepaid United States Mail or (4) sent by overnight carrier (such as Federal Express or DHL). If either party changes its address, it shall so advise the other party in writing and any notice thereafter required to be given shall be sent as specified herein to such new address.

         20.10 Publicity. CableData will draft a press release within two (2) weeks of the execution of this Agreement for distribution to the Business Wire and/or to domestic, international and local trade press and analysts, as deemed appropriate by CableData and its parent company USCS International, Inc. Customer agrees to cooperate in reviewing and releasing an approved version of the press release, with customer quote, to CableData or its PR agency within seventy-two (72) hours of its receipt by Customer.

         20.11 The individuals signing below represent that each is authorized to bind his or her party to this Agreement.

         20.12 The terms of this Agreement are valid until March 5, 1998. Failure of Customer to sign by such date will render these terms void.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date last set forth below.


KNOLOGY HOLDING, INC.                        CABLEDATA, INC.



By: /s/  James K. McCormick          By: /s/  Arthur O. Hawkins
   _______________________________       _______________________________


         James K. McCormick                   Arthur O. Hawkins
   _______________________________       _______________________________
           (typed name)                         (typed name)


         CFO & Secretary                      Vice President
    _______________________________      _____________________________
      (title-must be an officer)            (title-must be an officer)


         March 5, 1998                        March 18, 1998
    _______________________________      _______________________________
            (date)                                  (date)

                                                        Cabledata, Inc.
                                                        Date: March 5, 1998
                                                        Main Contract No. 027-00
                                                        MSO Code  ZKN


                     ON/LINE OPERATING & LICENSE AGREEMENT

                                  ATTACHMENT A

                CUSTOMER'S COMPUTER FACILITIES AND REMOTE SITES



Corp.            Primary/
No.:  027-00     Remote Site:  Primary     Exc/Inc:  Inclusive    TBOL/SQL:  SQL
     --------                  -------               ---------               ---

Scheduled Conversion
Date/Effective Date:    7-31-98         Current No. of Subscribers:  Call Center
                     --------------                                  -----------

Name:       KNOLOGY HOLDINGS, INC.
      --------------------------------------------------------------------------

Address:   312 WEST 8TH STREET
         -----------------------------------------------------------------------

City:     WEST POINT       County:    WEST POINT     State:    GA     Zip: 31833
      -----------------            -----------------        --------      ------



Corp.            Primary/
No.:  027-00     Remote Site:  Primary     Exc/Inc:  Inclusive    TBOL/SQL:  SQL
     --------                  -------               ---------               ---

Scheduled Conversion
Date/Effective Date:    7-31-98         Current No. of Subscribers:    21,000
                     --------------                                  -----------

Name:       KNOLOGY OF MONTGOMERY
      --------------------------------------------------------------------------

Address:   3173 TAYLOR ROAD
         -----------------------------------------------------------------------

City:     MONTGOMERY       County:    MONTGOMERY     State:    AL     Zip: 36116
      -----------------            -----------------        --------      ------



Corp.            Primary/
No.:  027-02     Remote Site:  Remote     Exc/Inc:  Inclusive    TBOL/SQL:  SQL
     -------                   -------              ---------               ---

Scheduled Conversion
Date/Effective Date:    7-31-98         Current No. of Subscribers:       0
                     --------------                                  -----------

Name:       KNOLOGY
      --------------------------------------------------------------------------

Address:   1450 ANN STREET
         -----------------------------------------------------------------------

City:    MONTGOMERY       County:     MONTGOMERY    State:    AL     Zip: 36107
      -----------------            ----------------        --------      ------

Corp.            Primary/
No.:  027-03     Remote Site:  Primary     Exc/Inc:  Inclusive    TBOL/SQL:  SQL
     --------                  -------               ---------               ---

Scheduled Conversion
Date/Effective Date:    6-30-98         Current No. of Subscribers:    13,000
                     --------------                                  -----------

Name:       KNOLOGY OF COLUMBUS
      --------------------------------------------------------------------------

Address:  1701 BOXWOOD PLACE
         -----------------------------------------------------------------------

City:    COLUMBUS       County:         MUSCOGEY     State:    GA     Zip: 31906
      -----------------            -----------------        --------      ------



Corp.            Primary/
No.:  027-04     Remote Site:   Remote     Exc/Inc:  Inclusive    TBOL/SQL:  SQL
     --------                  -------               ---------               ---

Scheduled Conversion
Date/Effective Date:    7-31-98         Current No. of Subscribers:     4,000
                     --------------                                  -----------

Name:       KNOLOGY OF PANAMA CITY
      --------------------------------------------------------------------------

Address:   NOT AVAILABLE -- WILL PROVIDE AT FUTURE DATE
         -----------------------------------------------------------------------

City:    PANAMA CITY     County:                     State:   FL      Zip:
      -----------------            -----------------        --------      ------

                     ON/LINE OPERATING & LICENSE AGREEMENT

                                  ATTACHMENT B

                         SELECTED PRODUCTS AND SERVICES


DDP/SQL INCLUSIVE PRICING:



Item                                                                                         Selling
Code      Description                                                                         Price              Minimum
----      -----------                                                                        -------             -------
5763      Inclusive DDP/SQL Bundled:*                                                     $ [*]/sub/mo           $ [*]
            includes:
5410      DDP/SQL License & Maintenance Fees
0442      DDP/SQL Customer Support Fee
0207      DDP Financials Package
5502      Computer Access (1,750 sub/port)**
          Cutoff & Update (4 cycles per month)
0560      House Disk Storage
5601      Subscriber Disk Storage
0594      Transmit-X Handling Charges (2 cycles)
0348      Benchmark Statement Processing/Bill Production (one/sub/month)
          Network Managed Data Line (35 Ports Per Line)
          Maintenance Charges
           - CRT Maintenance or Emulator Maintenance (1/1,750 subs)
           - Printer Maintenance (50,000 subs/printer)
           - Modem/Multiplexer Maintenance

5423      DDP/SQL Support Surcharge***                                                    $ [*]/sub/mo

          Inclusive DDP/SQL Optional Modules

5730      Addressable Package-One Way                                                     $ [*]/sub/mo           $ [*]
          Includes: Addressable License & Maintenance Fees
          Addressable Customer Support
          Additional two (2) ports needed for Addressability

          Digital Addressability
5745      Digital Addressability (HITS)                                                   $ [*]/sub/mo
          Includes: License, Maintenance and Support
5157      Digital Addressability Conversion Fee (excludes on-site travel & expenses)      $ [*]/corp
5159      Digital Addressability Format Change (excludes on-site travel & expenses)       $ [*]/corp

5750      PPV (Pay Per View) Package                                                      $[*]/PPV               $ [*]/corp
                                                                                               transaction/
                                                                                               corp/mo
          Includes: PPV License Fee & Maintenance Fee
          PPV Customer Support
          PPV Analysis Module
          Event Scheduler License & Maintenance Fee



          * In order to qualify for Inclusive DDP/SQL, the cable system must have at least 20,000 subscribers and commit to a minimum contract of 36 months.

          ** A per port charge will assessed for each port over the limit.

          *** Assessed at the discretion of CableData (Sr. VP of Operations) when a corp remains more than two major software releases behind the current general release.

          NOTE: Bundle price is on a per corp city basis. No discount of the bundled price will be given for non-use of products or services included.



Item                                                                                        Selling
Code      Description                                                                        Price                          Minimum
----      -----------                                                                       -------                         -------
5707      ARU
Package                                                                                   $ [*]/sub/mo                  $ [*]/corp
          Includes: ARU Interface License & Maintenance Fee

          Electronic Funds Transfer (EFTS) Package
0471      EFTS Package Handling Fee                                                       $    [*]/mo/corp
0472      EFTS Package Transaction Batch Fee                                              $    [*]/transaction batch
5005      EFTS Package License Fee                                                        $    [*]/mo/corp
5608      EFTS Package MaintenanceFee                                                     $    [*]/sub/mo

          Lockbox Transmission/Tape Handling Charges
0470      Handling Fee                                                                    $    [*]/mo/corp
5806      Transaction Batch Fee                                                           $    [*]/transaction batch

          DDPF Support
          On-Line Type 30 Users Only:
0500      DDPF Update Processing Hold (22 hold)                                           $    [*]/day/request/corp
0503      DDPF Processing Discrepancy Hold (25 hold)                                      $    [*]/day/request/corp
0520      Reprocess Consulting Fee                                                        $    [*]/hour         2 hr. minimum
0525      Reprocess On-Line Type 30s Corp                                                      [*]/reprocess
0526      Reprocess On-Line Type 30s Corp, Records Passed                                 $    [*]/record
          Non On-Line Type 30 Users:
0521      Type 30 Key-in Fee                                                              $    [*]/corp/month

          Computer Access On-Line Type 30 Users Only:
5505      Port Charge (leased line)                                                       $    [*]/port/month
5507      Port Charge (dial-up)                                                           $    [*]/port/month

          Software License
0102      Payment Card Interface                                                          $    [*]/sub/mo          $[*]/corp
5261      QuickScreen Plus Emulator - 1st-9th copy sold to corp                           $    [*]/license/one time
5261A     QuickScreen Plus Emulator - 10th-24th copy sold to corp                         $    [*]/license/one time
5261B     QuickScreen Plus Emulator - 25th-49th copy sold to corp                         $    [*]/license/one time
5263A     TCP/IP Emulator Upgrade (Windows, Macintosh)-1-50 units                         $    [*] license/one time per unit
5263B     TCP/IP Emulator Upgrade (Windows, Macintosh)-51-100 units                       $    [*]/license/one time per unit

          Software Maintenance
0102      Payment Card Interface                                                          $     [*]/sub/mo
5262      QuickScreen Plus Emulator                                                             [*]/mo/license
5263M     TPC/IP Emulator                                                                       [*]/mo/license

5502      Region Access - over and above Inclusive Package
          Computer Access: (Monday-Saturday 8AM - 12AM                                    $     [*]/mo/port
          & Sunday 8AM - 5PM
          Ports are available during all other hours if system is not being used by Region for software or hardware maintenance.

          Disk Storage
0556      Extender Ledger Records                                                         $     [*]/1,000 customer records

          Pay Per View Auto Load (PAL)
0413      Pay Per View Auto Load (PAL) Services                                           $     [*]/PPV vendor/mo/corp
0421      PAL Reload Fee                                                                  $     [*]/occurrence

5326      PAL Specification Fee                                                           $     [*]
          Includes: File Layout and four hours of technical support

0416      PAL File Formatting                                                             $     [*]/hour




Item                                                                                                Selling
Code      Description                                                                                Price
----      -----------                                                                     ---------------------------

          DDP/SQL Implementation:
0798A     0-25,000 Subscribers                                                            $  [*] *

          File Conversion:
0797A     0-25,000 Subscribers                                                            $  [*] *

          Conversion - New Build
0808      New Build Conversion                                                            $   [*]/corp*

          Conversion - Addressable
0814      One-Way Addressable Conversion                                                  $   [*]/corp/interface

          Conversion - PPV
5156      PPV Conversion                                                                  $   [*]/corp

          Conversion - ARU
0821      ARU Conversion - Inclusive                                                      $   [*]/corp

          Set-Up- EFTS
0809      EFTS Set-up                                                                     $   [*]/corp

          Set-up - Payment Card Interface
0112      Payment Card Interface Set-up - Inclusive                                       $   [*]/corp

          Standard DDP/SQL Training:
          At CableData Education Center                                                   $   [*]/day/student
          At Customer Site                                                                    [*]/day**




          * Price does not include travel and expenses
          ** Customer will be billed for all travel expenses in addition to course charges.

DDP FINANCIALS PRICING:





Item                                                                                      Selling
Code      Description                                                                      Price                        Minimum
----      -----------                                                                     -------                       -------

          DDP Financials
0561      Historical Ledger Retention - More Than Current Period (ie., Not Trimmed)       $  [*]/subscriber/update
0228      Historical Ledger Retention - Not Meeting DDPF Package Criteria                 $  [*]/subscriber/update
0248      Pay Per View Ledger Detail                                                      $  [*]/subscriber/update
0251      Expanded Ledger                                                                 $  [*]/subscriber/update
0252      Dynamic Ledger                                                                  $  [*]/subscriber/update

          DDP Financials - Optional & Duplicate Reports
0257      Detail Report Transactions, over Pay80                                          $  [*]/report key
0258      Summary Report Transactions                                                     $  [*]/report key
0276      Report Lines Printed                                                            $  [*]/line
0277      Report Pages Printed                                                            $  [*]/page
0261      Laser Report Pages Produced                                                     $  [*]/page
0275      Record Sort                                                                     $  [*]/item sorted
0260      Paper Report - Pages Printed (Laser, 8 1/2" X 12", one side)                    $  [*]/page printed
0278      Fiche Report - Frames Produced                                                  $  [*]/frame
0279      Fiche Report - Original Fiche Produced                                          $  [*]/fiche
0314      Fiche Report - Duplicate Fiche Produced                                         $  [*]/fiche

          DDP Financials - Report Writers
0271      Use Free                                                                        $  [*]/use of report (cycle)
0272      Inventory Fee                                                                   $  [*]/month
0273      Program or Change - Simple                                                      $  [*]/report
0274      Program or Change - Simple With Totals                                          $  [*]/report
0280      Program or Change - Complex                                                     $       *
0281      Activate Existing With No Changes                                               $  [*]/report
0275      Sort                                                                            $  [*]/item sorted
0276      Paper - Lines Printed                                                           $  [*]/line printed
0278      Fiche - Frames Produced                                                         $  [*]/frame
0279      Fiche - Original Fiche Produced                                                 $  [*]/fiche
0314      Fiche - Duplicate Fiche Produced                                                $  [*]/fiche

          DDP Financials - Sales Tools
0271      Use Fee                                                                         $  [*]/use of report (cycle)
0371      Processing Charge - Records Passed                                              $  [*]/record           $[*]
0365      Reel Tape (2400 Feet, 9 track, 1600 bpi)                                        $  [*]/each

          Cycle Select
0271      Cycle Select - Use Fee                                                          $  [*]/use of report (cycle)
0505      Cycle Select Programming - New or Change                                        $  [*]/cycle
0507      Cycle Select Programming - Reactivate Existing                                  $  [*]/cycle
0509      Cycle Select Processing                                                         $  [*]/subscribers selected

          Message Select
0271      Message Select - Use Fee                                                        $  [*]/use of report (cycle)
0506      Message Select Set Up Charge                                                    $  [*]/each
0573      Message Select Programming/Processing                                           $  [*]/each
0508      Message Select Programming - Activate                                           $  [*]/each
0510      Message Printing Charge                                                         $  [*]/message printed



     * Price may vary depending on time required to program report writer.



Item                                                                                      Selling
Code      Description                                                                     Price                         Minimum
----      -----------                                                                     -------                       -------

          Statement Select
0271      Statement Select - Use Fee                                                      $  [*]/use of report (cycle)

          Supercompress
0574      Supercompress Programming                                                       $  [*]/plan                $[*]/plan

          Statement Image
0554      Statement Image Pull to Tape - INCLUSIVE                                        $  [*]/statement

          MSO Data Tape
0373      MSO Data Tape Transaction Transfer Fee                                          $  [*]/summary report key
0365      MSO Data Tape Computer Tape                                                     $  [*]/tape

          INCLUSIVE
0594      Transmit-X Processing Fee*                                                      $  [*]/corp/cutoff
0292      Transmit-X Transmission Fee                                                     $  [*]1/10th of a minute

          Tape Handling
0467      Cutoff (Not Charged if Transmit-X)                                              $  [*]/cutoff
0468      Update (Not Charged if Transmit-X)                                              $  [*]/cutoff

          Miscellaneous Output Products
0311      Original Microfiche Produced                                                    $  [*]/fiche
0314      Fiche Duplicates                                                                $  [*]/fiche
0398      Sample Statements**                                                             $  [*]/plan
0355      Postcard                                                                        $  [*]/each
0356      Coupon                                                                          $  [*]/each
0357      Sales Call Card                                                                 $  [*]/each
0360      3-Line label - Plain                                                            $  [*]/each              $ [*]
0361      4-Line label - Plain                                                            $  [*]/each              $ [*]
0362      3-Line label - Gum                                                              $  [*]/each              $ [*]
0363      4-Line label - Gum                                                              $  [*]/each              $ [*]
0358      Address Card - Inserted                                                         $  [*]/each              $ [*]
0354      Index Card                                                                      $  [*]/each              $ [*]

          Tape Archiving
0557      Archiving                                                                       $  [*]/tape/month

          Standalone Fiche Expedite Fees
0313      Standalone Fiche Expedite Fees Request - 48 Hour Processing                     $  [*]/request
0313A     Standalone Fiche Expedite Fees Request - By 0700 Next Day                       $  [*]/request
0313B     Standalone Fiche Expedite Fees Request - Within 8 Hours                         $  [*]/request
0313C     Standalone Fiche Expedite Fees Request - Within 4 Hours                         $  [*]/request
0313D     Standalone Fiche Expedite Fees Request - ASAP                                   $  [*]/request






* Inclusive systems receive two(2) cutoffs at no charge in the bundled fee. Shared systems are charged per cutoff.
**Maximum 20 statement samples per plan.



Item                                                                                      Selling
Code      Description                                                                     Price                         Minimum
----      -----------                                                                     -------                       -------

          Carrier Route/ZIP+4 Module
0422      Carrier Route/Zip+4 Module Set Up Fee - Corp Size of 10,000                     $  [*]/corp
          Subscribers or Less
0423      Carrier Route/Zip+4 Module Set Up Fee - Corp Size of                            $  [*]/corp
          10,001 to 50,000
0424      Carrier Route/Zip+4 Module Set Up Fee - Corp Size of                            $  [*]/corp
          50,001 to 100,000 Subscribers
0425      Carrier Route/Zip+4 Module Set Up Fee - Crop Size of                            $  [*]/corp
          100,001 Subscribers or More

0989      Postage Presort Processing Fee (in addition to applicable postage)              $  [*]/subscriber

0988      Postal Automation Fee                                                           $  [*]/statement/month/corp

          STATEMENT PROCESSING - BILL PRODUCTION SERVICES
0328      Benchmark III Panel                                                             $  [*]/statement/over Benchmark II
0333      Benchmark IV Panel                                                              $  [*]/statement/over Benchmark II
0329      Spectrum II - Front Print Only, 1 or 2 colors*                                  $  [*]/statement/over Benchmark II
0330      Spectrum II - Front and Back Print*                                             $  [*]/statement/over Benchmark II
0331      Spectrum III - Front Print Only, 1 or 2 colors*                                 $  [*]/statement/over Benchmark II
0332      Spectrum III - Front and Back Print*                                            $  [*]/statement/over Benchmark II
0334      Spectrum IV - Front Print Only, 1 or 2 colors*                                  $  [*]/statement/over Benchmark II
0335      Spectrum IV - Front and Back Print*                                             $  [*]/statement/over Benchmark II
0350      CableGram**                                                                     $  [*]/each

          STATEMENT - PAPER COMPONENT ***
0341      Benchmark II Panel/Spectrum II                                                  $  [*]/statement
0342      Benchmark III Panel/Spectrum III                                                $  [*]/over II Panel
0343      Benchmark IV Panel/Spectrum IV                                                  $  [*]/over II Panel
0344      CableGram                                                                       $  [*]/each



          NOTE: Statement - Paper Component prices will change monthly based on composite index but will not be effected by CPI-U.

          ***Base Date:  February, 1998
            Base Index:  Benchmark II/Spectrum II=.771520
                         Benchmark III/Spectrum III=.773117
                         Benchmark IV/Spectrum IV=.775468
                         CableGram=.700787

          Statement Logo
0336      Statement Logo Set Up Charge                                                    $    [*]/each
0345      Statement Logo Programming Charge - New or Change                               $    [*]/each






          *Subject to a disposal fee.
          **In addition to applicable postage.

                      ONLINE OPERATING & LICENSE AGREEMENT

                             INCLUSIVE DDP/SQL 2.7

System

The Inclusive System is designed for a medium to large sized franchise and is priced with the following limitations:

1)  All the programs listed below can be run at any time on the Inclusive
    System.

Program #     Description                          Program #   Description
DP00127       DDP Menu                             DP32027     PPV Charging Run*
DP00827       Keyboard Training                    DP32227     PPV Analysis*
DP10027       Order Processing                     DP32527     PPV Maintenance*
DP10527       Bulletin Board Maintenance           DP32827     Event Scheduler Slave Process*
DP11027       Quota Maintenance                    DP32927     Event Scheduler*
DP11527       Queue File Maintenance               DP33027     Event Upload*
DP12527       Operator Performance                 DP34227     ARU Update*
DP13027       Director Maintenance                 DP34527     ARU Driver*
DP13527       Director Maintenance Print           DP37027     OLVQ Call Receive*
DP14027       Personnel Maintenance                DP37127     OLVQ Edit & Autho*
DP14527       Cycle Scheduling                     DP37227     OLVQ Order Server*
DP15027       Complex Maintenance                  DP37327     OLVQ Upload*
DP16027       Format Builder                       DP37427     OLVQ Event Queue*
DP17027       Report Parameter Maintenance         DP37527     OLVQ Parameter Maintenance*
DP19027       ARU Parameter Maintenance*           DP38027     Box Driver Startup*
DP20027       Route Select                         DP38X27     Box Driver (X varies by vendor format)*
DP21127       Route Assign                         DP57027     Spooler
DP22027       Work Orders                          DP60027     Payments and Adjustments
DP28027       Print Statement Image*               DP60727     Lockbox Processing
DP30027       Box Maintenance                      DP61027     Post/Print Batches
DP31027       Addressable Parameter Maintenance*   DP63027     Collections Manager
                                                   MENU        System Menu

2) The following programs must be run during 5:00 p.m. to 8:00 a.m., Monday through Friday. All hours Saturday and Sunday.

Program #     Description                          Program #   Description
DP01027       Database Maintenance                 DP72827     Hot Moves Report
DP41527       House/Customer Maintenance           DP73027     Magazine Labels
DP60627       Equip-Service Write-Off Report       DP73527     Migration Report
DP60927       EFTS Processing*                     DP74027     House/Customer Select
DP62027       Collections Run                      DP75027     Box Select
DP62527       Collections Loading Report           DP75127     Supplier Activity
DP62727       Collections Group Change of Events   DP75227     Sales Commission
DP62827       Print Aged Balance Customers         DP75427     Status Summary
DP64027       Product Manager                      DP75527     Performance Reports
DP69027       Yearly Interest Run                  DP75827     Report Key Manager
DP70027       Universal Select                     DP77027     History Select
DP70227       DDPF Report Print                    DP78027     Event Select
DP70727       Unreturned Converter Report          DP79027     Form Server
DP72027       WIP Select                           DP79527     Job Scheduler
DP72527       Capitalized Drops Report

3) The following programs need advanced scheduling and must be run 5:00 p.m. to 8:00 a.m., Monday through Friday:

Program #     Description                          Program #   Description
DP01427       Delete Pointer Processing            DP43027     Cycle Update
DP02027       Database Analyzer                    DP44027     Customer Purge
DP03727       Recalculate Rates                    DP44727     History Purge
DP04127       Recreate Locators                    DP45027     Geocode Download
DP05327       Box File Recalculation               DP46027     Zip + 4 Maintenance*
DP42027       Cutoff                               DP47027     MSO Data Tape Manager
DP42527       Rate Increase Run                    DP47127     MSO Data Tape Maintenance

4) Access to these programs is restricted by option. For example, batch processing options are delayed until after hours while key-in options are kept available between 8:00 a.m. and 5:00 p.m., Monday through Friday. The time restrictions for these programs are internal; that is, they are built into the individual program. NOTE: Key-in procedures can be accomplished at any time.

Program#      Description                         Program #    Description
DP60527       Write Off Run                       DP71027      Not Dones/Cancels Report
DP68027       Refunds Run                         DP71527      CDW Daily/Monthly Performance Report

*Available if Appropriate Software License is purchased.
Subject to modification for future releases.

                                                                 CABLEDATA, INC.
                                                                  REV. 1 (01/97)

                           CERTIFICATE OF INCUMBENCY


The undersigned hereby certifies that he or she is the duly elected, qualified and acting [Assistant] Secretary of Knology Holdings, Inc., a Delaware corporation ("Customer") and, with respect to that certain Operating and License Agreement of an even date herewith, including any amendments thereto and other associated agreements (collectively, the "Agreement"), between Customer and CableData, Inc., a California corporation, hereby further certifies as follows:

(a) Set forth below are the names and titles of the duly elected, qualified and acting officers of Customer, each such person holds the office set forth opposite his or her name, and the signatures appearing opposite the respective names of those officers who are executing the Agreement on behalf of Customer are genuine signatures of such officers:

                                   Corporate
Signature                          Office Held                   Name
---------                          -----------                   ----
/s/ James K. McCormick             CFO & Secretary               James K. McCormick
--------------------------         ----------------------        ----------------------

/s/ Ancel A. Hamilton, Jr.         V.P. Operations               Ancel A. Hamilton, Jr.
--------------------------         ----------------------        ----------------------


--------------------------         ----------------------        ----------------------


--------------------------         ----------------------        ----------------------

(b) Each such officer who signs or has signed the Agreement or any other documents delivered pursuant to the Agreement is or has been duly authorized and empowered to do so in the name and on behalf of Customer.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 5th day of March, 1998.


/s/ James K. McCormick
---------------------------
Secretary

                                   AMENDMENT
                                       TO
                     ON/LINE OPERATING & LICENSE AGREEMENT

WHEREAS, CABLEDATA, INC., a California corporation (hereinafter "CableData"), and KNOLOGY HOLDINGS, INC. (hereinafter "Customer") have entered into that ON/LINE OPERATING & LICENSE AGREEMENT (hereinafter called the "Agreement") of an even date herewith; and

WHEREAS, CableData and Customer desire to modify the Agreement such that wherever language contained in this Amendment conflicts with the terms of the Agreement, the language contained in this Amendment shall control;

NOW, THEREFORE, the parties agree as follows:


1. Paragraph 1.1 of the Agreement is deleted in its entirety and replaced with the following:

         1.1  The term of this Agreement will be for a minimum period of twelve
              (12) months. Prior to the end of the initial twelve (12) months, Customer will have the option to provide sixty (60) days' written notice of intent to terminate the Agreement based on an evaluation of CableData's then current products and services and their ability to address Customer's business requirements. If Customer does not exercise the foregoing option, the term of this Agreement will automatically continue for an additional period of twelve
              (12) months, at the end of which it shall be automatically renewed for one (1) year periods unless either party hereto provides to the other written notice of intent not to renew at last sixty days
              (60) days prior to the expiration date of the initial term or succeeding terms, if any."

2. Paragraphs 2.2 and 2.3 of the Agreement are deleted in their entirety and replaced with the following:

         2.2 Any use of the Product at other than the designated installation address(es) set forth in Attachment A will require the extension of the licenses herein granted for each additional installation address. Such extension(s) shall be made by amendment to Attachment A upon written request by Customer and approval by CableData of the additional installation address(es), which approval shall not be unreasonably withheld. If Customer temporarily is unable to use the Product at the designated Computer Facility or Remote Site because of conditions beyond Customers' control, the affected license may be temporarily extended or CableData will make appropriate adjustments to applicable license fees, upon prior approval by CableData, to permit Customer to use the Product at another designated Computer Facility.

         2.3 The license granted herein for each Product specified in Attachment B shall be effective on the installation date of, or conversion date to, the Product and shall continue through the end of the term, including any renewal terms as set forth in Paragraph 1.1 and pricing shall also continue throughout all contract periods, subject to the provisions of Sections 10, 12, and 19.

3. Paragraphs 4.3 and 4.4 of the Agreement are deleted in their entirety and replaced with the following:

         4.3 CableData will convert Customer's data and initialize date on the Software. In the event data is not in a defined computer format and available on magnetic tape, 9-track 1600/6250 bpi, then an additional charge maybe applicable. CableData's services to convert and initialize Customer's data shall include all reasonable actions necessary to make such data compatible with the Software and the Product and exert all due diligence that the data is accurate, including reformatting of such data if needed.

         4.4 CableData will provide one complete set of reference documentation at no charge. Customer can purchase additional copies at then current prices. Customer can also make a reasonable number of copies of insubstantial portions of the documentation for internal reference only. CableData will provide appropriate updates to the reference documentation with each new upgrade.

4.  New Paragraph 4.5 is added to the Agreement as follows:

         4.5 CableData agrees to waive fifty percent (50%) of the conversion charges for any business brought on to the CableData software during the term of the Agreement.

5. Paragraphs 5.1 and 5.2 of the Agreement are deleted in their entirety and replaced with the following:

         5.1 CableData will provide 24 hours x 7 day telephone Software support for Customer for the duration of this Agreement.

         5.2 Customer support telephone calls to CableData's service center will be handled immediately or returned within sixty (60) minutes by a qualified CableData employee. Customer must provide qualified individuals in Customer's Cable System(s) who have attended CableData's relevant classes or demonstrate an appropriate amount of knowledge of the Software, with whom CableData will deal. Customer will be required to maintain a level of expertise to properly utilize the Software during the term of this Agreement.

6. Paragraphs 8.3, 8.4, and 8.5 of the Agreement are deleted in their entirety and replaced with the following:

         8.3 CableData is not responsible for the inability of any software or other product purchased or licensed from third parties to function because of changes to CableData Software unless CableData recommended and Customer relied upon the version of the third party product referenced in CableData's then current software compatibility matrix.

         8.4 At Customer's request, custom modification to the Software will be made by CableData at the discretion of CableData and at Customer's expense. Such custom modifications shall be pre-approved in writing by both parties, including cost and ownership. If such modification(s) increases CableData's processing costs, Customer agrees that the prices for the Products may be increased because of such modification(s).

         8.5 Customer agrees that CableData will have the right to levy charges for services resulting from Customer's modification of the Software or for Customer's failure to utilize current procedures, as provided by CableData to Customer.

7. Paragraph 10.1 of the Agreement is deleted in its entirety and replaced with the following:

         10.1 The Price Schedule for utilizing the Software and Products selected by Customer is set forth in Attachment B. Such prices (exclusive of any discounts) shall be subject to increase one (1) year after the effective date of this Agreement and annually thereafter, upon sixty (60) days' prior notice, provided however that the percentage of such increase or increases shall not exceed the percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) published by the U.S. Department of Labor (a) from the date of last general price increase upon which the prices in Attachment B were based (b) to the date of price increase under this Agreement. Prices for all CableData products and services ordered and used by Customer but not set forth in Attachment B shall be the prices in effect on the date of use of the product or service, including any adjustments to such prices that CableData may from time to time make.

8.       The following definitions are added to Paragraph 10.4 of the Agreement:

                  (h) "Exclusive" system means a system that is running the
                      CableData software at the Customer's own data center.
                  (i) "Inclusive" system means one running off of CableData's data service center in a service bureau environment.

9. Paragraph 12.2 of the Agreement is deleted in its entirety and replaced with the following:

         12.2 Standard payment terms are net cash, without discount, due and payable within forty-five (45) days from the date of the invoice. In the event that Customer does not render full payment of all undisputed amounts within forty-five (45) days of the date payable, CableData may, 15 days after written notification to the Customer and opportunity to cure, cease any and all services until such account is brought to a current status.

10.      New Paragraph 12.5 is added to the Agreement as follows:

         12.5 CableData shall bill all of the conversion fees when the conversion is complete.

11. Paragraph 16.1 and 16.2 of the Agreement are deleted in their entirety and replaced with the following:

         16.1 CableData agrees that it will maintain daily, in machine readable form, in off-site premises, a duplicate copy of Customer's master file as most recently updated, to enable regeneration of the DDP Financials master file data in the event of loss of such items due to machine failure, conduct of CableData's employees, fire or other calamity at CableData's International Billing Services facility. Regeneration will be done in a prompt and reasonable manner or and will be completed within the next business day following request by customer for regeneration of data that impacts Customer's day to day operations. In the event that the data loss does not impact Customer's ongoing operations, CableData shall use all reasonable commercial efforts to complete regeneration as promptly as practicable.

         16.2 CableData's liability for loss of any Software data or materials shall be limited to the timely replacement or regeneration of the lost items by the method or means deemed most suitable by CableData and will be done in a prompt and reasonable manner, minimizing the disruption to Customer's business operations. "Prompt and reasonable" replacement or regeneration shall mean completion of the process within 2 business days following request by customer for replacement or regeneration of data that impacts Customer's day to day operations; in all other cases, CableData shall use all reasonable commercial efforts to complete the process as promptly as practicable.

12. Paragraph 16.4 of the Agreement is deleted in it entirety and replaced with the following:

         16.4 In the event of an error or omission, whether human or mechanical, on the part of CableData or its employees, CableData may elect to reprocess the data at no extra cost to Customer to correct said error or omission. CableData's liability to Customer for any losses or damages, direct or indirect, arising out of this Agreement shall not exceed the total amount billed or billable to Customer for the performance of the particular task which gave risk to the loss or damage. Neither CableData nor Customer shall be liable for any special or consequential damages in any event. CableData will correct any such errors or omissions in a prompt and reasonable manner. "Prompt and reasonable" correction shall mean completion of the process within 2 business days following request by Customer for correction or CableData becoming aware of the need for correction (whichever comes first) where such errors or omissions impact Customer's business operations, in all other cases, CableData shall use all reasonable commercial efforts to complete the process as promptly as practicable.;

13. Paragraph 18.1 of the Agreement is deleted in its entirety and replaced with the following:

         18.1 CableData warrants that the Product and all components thereof, and their use in the manner contemplated by this Agreement, do not and will not infringe any United States patent or copyright. If any action is instituted against Customer based upon a claim that the Products or any component or use thereof infringe a United States patent or copyright, CableData shall, for and on behalf of Customer, defend and indemnify such action at CableData's expense and shall pay the costs of any final judgement or settlement, provided Customer promptly notifies CableData in writing of said action and CableData has sole control of the defense and any settlement negotiations.

                  CableData shall have no liability to Customer for any infringement action or claim which is based upon or arises out of:

                  a. Any modification of the Products by Customer without the express written permission of CableData; or

                  b. Any use of the Products in combination with any other
                     system, equipment or software which is not furnished by CableData or approved by CableData in writing.

14. Paragraphs 19.1, 19.2 and 19.3 of the Agreement are deleted in their entirety and replaced with the following:

         19.1 Notwithstanding any other provision herein, either party will have the right to terminate this Agreement or all or any licenses granted herein if the other fails to comply with any of its material obligations under this Agreement. Should the non-breaching party elect to exercise this right to terminate for nonperformance, it must be done in writing specifically setting forth those items of nonperformance. The other party will then have fifteen (15) days from receipt of notification to remedy the items of nonperformance. Any termination of this Agreement shall be without prejudice to any other remedies such party may have, including, without limitation, all remedies with respect to the unperformed balance of this Agreement; provided, however, that if Customer has not made payment of the fees or charges due hereunder and such nonpayment continues after thirty (30) days' prior written notice by CableData, CableData may then terminate this Agreement or any license granted herein.

         19.2 Upon expiration of the term (including any extensions thereof) of this Agreement or upon the termination of this Agreement or of any license granted hereunder for any reason, all rights of Customer to use the Products will cease and Customer will immediately (i) purge all copies of all Products from all computer processors or storage media on which Customer has installed or permitted others to install such Products and
                  (ii) when requested by CableData, certify to CableData in writing, signed by an officer of Customer, that all copies of the Products have been returned to CableData or destroyed and that no copy of any Product remains in Customer's possession or under its control.

         19.3 CableData will, within ten (10) days after termination of this Agreement, return Customer's most recent fixed master(s), provided Customer has paid in full the fee for the fixed master(s) and all outstanding undisputed monies owed. In the event there are outstanding undisputed balances due, CableData may withhold master file data until said balances are paid in full.

15. Paragraph 20.2 of the Agreement is amended by adding the following at the end thereof:

                  ", which consent shall be unreasonably withheld and CableData agrees to sign a reasonably standard consent document to be provided by customer's bank in connection with its impending revolver financing.

16. Paragraph 20.5 of the Agreement is deleted in its entirety and the following is substituted therefor:

         20.5 Customer hereby agrees that this Agreement will be governed by the laws of the State of California and will be subject to venue and jurisdiction of the courts in Sacramento, California in the event suit is brought against Customer by CableData. CableData agrees that this Agreement will be governed by the laws of the State of Georgia and will be subject to venue and jurisdiction of the courts in Georgia in the event of an action brought against CableData by Customer.

17. Paragraph 20.9 and 20.10 of the Agreement are deleted in their entirety and replaced with the following:

         20.9 Except for invoices and billing related communications, any notice required or permitted to be given hereunder by either party to the other shall be in writing and shall be deemed given when addressed as set forth on the first page of this Agreement to the attention of an officer of the party and (1) hand delivered or (2) sent by first class or certified, postage prepaid United State Mail or (3) sent by overnight carrier (such as Federal Express or DHL). If either party changes its address, it shall so advise the other party in writing and any notice thereafter required to be given shall be sent as specified herein to such new address.

18. New Paragraph 20.13 is added to the Agreement as follows:

         20.13    YEAR 2000 COMPLIANCY

                  CableData represents that its DDP/SQL subscriber management software will be Year 2000 compliant by December 31, 1998. CableData will, upon request by the Customer, provide Customer with a system demonstration test no later than December 31, 1998. The test shall demonstrate the system's Year 2000 compliance by showing: 1) processing and date calculation execution using a two and/or four digit year; 2) forward and backward date calculation for two centuries without loss of current functionality of CableData's software; and 3) on-line and batch functionality supporting four digit year processing.

19.      New Section 21 is added to the Agreement as follows:

         21.  SHARED SYSTEM RESPONSE TIME

         21.1 CableData warrants that Customer Cable Systems will experience an average terminal response time of six (6) seconds for all On/Line order entry transactions. Terminal response time will be measured and defined as the time subsequent to depressing the "enter" key on the CRT terminal through the "now processing" to the "task complete" screen message in the Order Entry module.

         21.2 The above notwithstanding, at no time will CableData be responsible for system performance if:

              a. Customer fails to adhere to system use guidelines
              b. Customer fails to follow policy and procedures established by
                 CableData for Software and Equipment operations, maintenance, and utilization.

         21.3 In the event that system performance does not meet the above criteria, Customer shall notify CableData in writing. If CableData fails to meet the criteria to Customer's satisfaction within sixty
              (60) days of its receipt of written notice from Customer, then commencing on the sixty-first (61st) day, CableData shall take terminal shared response time measurements twice per day between the hours of 9 am and 4 pm, local time, at the CableData Data Center on a random sample basis and submit the results of such measurements to Customer weekly until system performance meets the above guidelines. In the event that system performance does not meet the above criteria by the earlier of thirty (30) days of the commencement of measurements or ninety (90) days from the date of notification by Customer, then Customer shall receive a credit equal to $.01 per Subscriber per month until the average terminal response time is again within guidelines.

The terms of this Amendment are valid until March 5, 1998. Failure of Customer to sign by such date will render these terms void. All other terms and conditions of the Agreement shall remain in full force and effect unchanged.

The individuals signing below represent that each is authorized to bind his or her party to this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date last set forth below.

KNOLOGY HOLDINGS, INC.                                CABLEDATA, INC.

By: JAMES K. MCCORMICK                                By: ARTHUR O. HAWKINS
-----------------------------                         -----------------------------

    James K. McCormick                                    Arthur O. Hawkins
-----------------------------                         -----------------------------
      (Print Name)                                           (Print Name)

     CFO & Secretary                                        Vice President
-----------------------------                         -----------------------------
        (Title)                                                 (Title)

      March 5, 1998                                         March 18, 1998
-----------------------------                         -----------------------------
         (Date)                                                  (Date)